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                                                           Exhibit 23.3
                                                           ------------

                  CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


              We consent to the incorporation by reference in the registration statement of Avid Technology, Inc. on Form S-8 to register 100,000 shares of Common Stock to be issued by Avid Technology, Inc. of our report dated April 21, 1994, with respect to the consolidated financial statements and schedules of Digidesign, Inc. referred to in both of the Avid Technology, Inc.'s Current Reports on Form 8-K dated January 6, 1995 and June 13, 1995, filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP

                                            ERNST & YOUNG LLP


         San Jose, California
         July 25, 1996